Exhibit 10.1

Confidential portions of this Exhibit, denoted by bracketed asterisks, have been omitted and filed separately with the Securities and Exchange Commission in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.

THIRD AMENDMENT TO SUPPLY AGREEMENT

This Third Amendment to Supply Agreement (“Third Amendment”) dated July 22, 2013 (“Third Amendment Effective Date”) is made by and between Laboratorios PiSA S.A. de C.V., a corporation organized under the laws of Mexico having offices at Calle 7 No. 1308 Zona Industrial, C.P. 44940 Guadalajara, Jal., Mexico (“PiSA”) and Medisystems Corporation, a Washington corporation, having offices at 350 Merrimack Street, Lawrence, Massachusetts 01843, USA (“MDS”).

BACKGROUND

WHEREAS, PiSA and NxStage Medical, Inc. (“NxStage”) entered into that certain Supply Agreement dated as of March 12, 2009, as amended on October 26, 2010 (the “First Amendment”) and July 13, 2012 (the “Second Amendment”), pursuant to which NxStage agreed to purchase from PiSA, and PiSA agreed to supply NxStage with certain products (the “Supply Agreement”);

WHEREAS, on November 26, 2012, NxStage notified PiSA in writing that it was assigning the Supply Agreement to its subsidiary and affiliate, MDS;

WHEREAS, PiSA and MDS desire to enter into this Third Amendment to, among other things, enter a Renewal Term through December 31, 2019, revise Appendix A to the Supply Agreement to reflect the minimums and purchase prices starting January 1, 2016 of the Renewal Term, and make certain changes to the projects set forth in the Second Amendment to Supply Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements provided herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. All capitalized terms used herein but not defined shall have the meanings given to such terms in the Supply Agreement.

2.	Renewal Term. The second paragraph of Section 11.1 of the Supply Agreement shall be amended and restated as follows:

“The parties hereby agree to a renewal term that expires on December 31, 2019 (the “Renewal Term”), unless sooner terminated pursuant to the provisions of this Agreement.

After such Renewal Term, this Agreement shall be automatically extended for one (1) year periods; provided that either party shall have the right to terminate this Agreement with six (6) months prior written notice of its intent to terminate this Agreement or unless sooner terminated pursuant to the provisions of this Agreement.”

3.	Appendix A. The current Appendix A (i.e., the Appendix A agreed to by the parties as part of the Second Amendment) will be in full force and effect during the portion of the Renewal Term prior to and including December 31, 2015. The Appendix A attached hereto will go into effect on January 1, 2016 and will be in full force and effect through the remainder of the Renewal Term.

4.	Projects. Section 5 (Projects) of the Second Amendment shall be amended and restated as follows:

“Consistent with the terms of Section 4.1(c) of the Supply Agreement, the parties have agreed to perform the following projects in order to improve the quality, cost and availability of the 5 liter bicarbonate-based pre-mixed dialysate Product (“Bicarbonate Dialysate”):

a.	PiSA is responsible for providing the [**] of Bicarbonate Dialysate. PiSA shall implement [**] equipment for of Bicarbonate Dialysate with [**] as soon as commercially possible.

b.	PiSA shall diligently pursue [**] and implement MDS [**] for Bicarbonate Dialysate (where PiSA supplies both the [**]) no later than January 1, 2015. Should [**] not be ready for implementation as of January 1, 2015, then (i) PiSA shall purchase the existing [**] inventory (including any [**] on order but not yet received) from MDS at [**] and provide [**] using this inventory and (ii) MDS shall in good faith reasonably support PiSA in establishing a relationship with the then current [**] supplier such that PiSA can purchase the current available approved [**] options at the then current price established between MDS and such supplier. The price for the [**] Bicarbonate Dialysate shall be no greater than $[**].

The parties agree that time is of the essence in completing these projects, and that PiSA shall endeavor in good faith to proceed as quickly as possible on the projects. The parties have set forth on Appendix B project metrics and estimated timing for PiSA to provide the [**] for Bicarbonate Dialysate.”

For the sake of clarity, the provisions in this Section 4 (Projects), amend and replace the provisions set forth in the Section 5 (Projects) of the Second Amendment to Supply Agreement.

5.	Miscellaneous.

a.	Except as specifically modified herein, all remaining terms and obligations set forth in the Supply Agreement and the Second Amendment, shall remain in full force and effect.

b.	The headings in this Third Amendment are included for ease of reference only and shall have no legal effect.

c.	This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement.

d.	Upon MDS request, PiSA agrees to provide [**] according to the product specification requirements in the Technical Agreement. [**] shall be priced in US dollars and pricing shall be exworks Guadalajara. PiSA shall use best commercial efforts to provide [**] within [**] of MDS’s request.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Third Amendment as of the Third Amendment Effective Date.

LABORATORIOS PiSA S.A. de C.V.		MEDISYSTEMS CORPORATION

By:	/s/ Oscar Osorio Arechavaleta	By:	/s/ Robert S. Brown
Name: Oscar Osorio Arechavaleta		Name: Robert S. Brown
Title: General Director		Title: Treasurer

Witness

/s/ Harid Del Toro C.

APPENDIX A (page 1 of 3)

List of Products and Product Codes

Product Name	NxStage Product Code
Premixed Dialysate, 5 liters, 40 Lactate	RFP-204
Premixed Dialysate, 5 liters, 35 Lactate, 3K	RFP-205
Premixed Dialysate, 5 liters, 45 Lactate	RFP-207
Premixed Dialysate, 5 liters, 45 Lactate, 2K	RFP-209
Bicarb Premixed Dialysate, 5 liters, 35 Bicarb, 2K	RFP-400
Bicarb Premixed Dialysate, 5 liters, 35 Bicarb, 4K	RFP-401
Bicarb Premixed Dialysate, 5 liters, 35 Bicarb, 0K	RFP-402
Bicarb Premixed Dialysate, 5 liters, 35 Bicarb, 2K, 0Ca	RFP-403
Bicarb Premixed Dialysate, 5 liters, 35 Bicarb, 0K, 2.5Ca	RFP-404
Bicarb Premixed Dialysate, 5 liters, 35 Bicarb, 4K	RFP-405
Bicarb Premixed Dialysate, 5 liters, 25 Bicarb, 2K	RFP-453
Bicarb Premixed Dialysate, 5 liters, 25 Bicarb, 4K	RFP-454
Bicarb Premixed Dialysate, 5 liters, 25 Bicarb, 2K, 140Na	RFP-455
Bicarb Premixed Dialysate, 5 liters, 25 Bicarb, 4K, 140 Na	RFP-456
20:1 Concentrate, 45 Lactate, 1K	NX1340
20:1 Concentrate, 40 Lactate, 1K	NX1345
20:1 Concentrate, 45 Lactate, 2K	NX2345

APPENDIX A (page 2 of 3)

MINIMUM PURCHASE COMMITMENTS FOR LACTATE-BASED

PREMIXED DIALYSATE PRODUCTS

Contract Year	Annual Minimum Purchase Commitment (unit of measure = 5 L bags)*
January 1, 2016 – December 31, 2016	[**]
January 1, 2017 – December 31, 2017	[**]
January 1, 2018 – December 31, 2018	[**]
January 1, 2019 – December 31, 2019	[**]

Pricing for 5 liter Lactate-based pre-mixed Dialysate Products

See Technical Agreement for Product Specifications

Semiannual Purchase Quantity (in 5L bags) (1)	Unit Price per bag of Dialysate exworks Guadalajara (2)
Up to [**]	[**]
[**] to [**]	[**]
[**] to [**]	[**]
[**] and above	[**]

* The Minimum Purchase Commitment is made by NxStage in exchange for the volume pricing as also specified in this Appendix A.

(1) NxStage agrees to issue Purchase Orders and purchase the Product at the highest cost point according to the above table. PiSA will evaluate the delivered quantities on a semi-annual basis and, within thirty (30) days following the end of the semi-annual period, [**] for all purchases according to the table above. The first semi-annual period shall begin on January 1, 2013. For the purposes of example only, if NxStage accomplishes a semi-annual goal of [**] bags, PiSA will [**] for $[**] (i.e., the price difference will be $[**] per bag ($[**] – $[**]) and [**] bags multiplied by $ [**] equals [**] $[**]).

(2) Pricing is in U.S. dollars. NxStage’s total Product orders for all lactate-based premixed formulations, including any new formulations to be developed, shall be considered in the aggregate when determining whether the Minimum Purchase Commitment has been met. The marked price in the above table shall govern pricing for the Products under this Agreement so long as NxStage meets the Minimum Purchase Commitment or pays for any Unit Shortfall consistent with the terms of Section 2.3.

APPENDIX A (page 3 of 3)

MINIMUM PURCHASE COMMITMENTS FOR BICARBONATE-BASED

PREMIXED DIALYSATE PRODUCTS

Contract Year	Annual Minimum Purchase Commitment (unit of measure = 5 L bags)*
January 1, 2016 – December 31, 2016	[**]
January 1, 2017 – December 31, 2017	[**]
January 1, 2018 – December 31, 2018	[**]
January 1, 2019 – December 31, 2019	[**]

Pricing for 5 liter Bicarbonate-based pre-mixed Dialysate Products

See Technical Agreement for Product Specifications

[**] provided by	[**] provided by	Purchase Quantity (in 5L bags) (1)	USD Price per 5L bag (2)
PiSA	PiSA	[**]	No greater than $[**] (3)

* The Minimum Purchase Commitment is made by NxStage in exchange for the volume pricing as also specified in this Appendix A.

(1) NxStage agrees to issue Purchase Orders and purchase the Product for any quantity at the cost point according to the above table.

(2) Pricing is in U.S. dollars. NxStage’s total Product orders for all bicarbonate-based premixed formulations, including any new formulations to be developed, shall be considered in the aggregate when determining whether the Minimum Purchase Commitment has been met. The marked price in the above table shall govern pricing for the Products under this Agreement so long as NxStage meets the Minimum Purchase Commitment or pays for any Unit Shortfall consistent with the terms of Section 2.3.

(3) See Item #4 of the Third Amendment.

APPENDIX B (page 1 of 1)

PROJECT METRICS & ESTIMATED TIMING FOR

PISA TO PROVIDE [**] FOR THE BICARBONATE-BASED

PREMIXED DIALYSATE PRODUCTS

Metric	Current Situation	Desired Situation	Estimated Lead Time ([**])
Feasibility Study	Current [**] Design	Current [**] Design	[**]
[**] Trials and Pilot Batches Manufacturing	Quoted	Executed	[**]
Product Acceptance	TBD	Executed	[**]
PiSA URS / Process Design	Estimated	Executed	[**]
PO for construction of [**] equipment Approval	Quoted	Executed	[**]
SAT / FAT	Estimated	Executed	[**]
Installation Qualification	Estimated	Executed	[**]
Operation Qualification / Product Verification	Estimated	Executed	[**]
PQ / Product validation / Customer product verification	Estimated	Executed	[**]
Customer product validation	TBD	Executed	[**]
Customer approval	TBD	Executed	[**]
Design transfer / Production deployment	Estimated	Executed	[**]

Lead Time: [**] from the Third Amendment Effective Date.